HIGH VOLTAGE Product Line Divestiture December 19, 2018 1

Safe Harbor Statements made during this presentation that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:   Our intentions, beliefs and expectations regarding our expenses, cost Risks related to our international operations; savings, sales, operations and future financial performance;  Our expectations regarding our revenues, customers and distributors;  Our ability to manage cash flows to enable the business to continue as a  Our beliefs and expectations regarding our market penetration and expansion going concern;  efforts, especially considering the small number of vertical markets and a small Our operating results; number of geographic regions;  Our ability to develop, introduce and commercialize new products,  Our expectations regarding the benefits and integration of recently-acquired technologies applications or enhancements to existing products and educate prospective customers; businesses and our ability to make future acquisitions and successfully integrate any such future-acquired businesses;  Anticipated growth and trends in our business;  Our ability to protect our intellectual property rights and to defend claims against  Our ability to obtain sufficient capital to meet our operating requirements, including, but not limited to, our investment requirements for new us; technology and products, or other needs;  Dependence upon third party manufacturing and other service providers, many  Our ability to manage our long-term debt and our ability to service our of which are located outside the U.S. and our ability to manage reliance upon debt, including our convertible debt; certain key suppliers;  Risks related to changes in legislation, regulation and governmental policy;  Our anticipated trends and challenges in the markets in which we operate; and  Risks related to tax laws and tax changes (including U.S. and foreign taxes  Our expectations and beliefs regarding and the impact of investigations, claims on foreign subsidiaries); and litigation. For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company’s expectations. 2

Deal Terms Overview Maxwell Technologies, Inc. (“Maxwell”) announced signing and closing (12/19/18) of a definitive agreement to sell its High Voltage Product Line consisting of 100% of the shares of its Swiss subsidiary, Maxwell Technologies SA (“CONDIS”), to Renaissance Investment Foundation for $55.1 million plus $15 million in future cash milestone payments (“earn-out”) Net cash immediately received from deal proceeds $47.9 million after… • $3.5 million Swiss withholding tax on prior borrowings owed by Maxwell U.S. • $2.8 million transaction-related expenses • $0.9 million held in escrow for potential additional future tax payments Earn-out structure 1) one milestone payment of up to $7.5 million based on Condis’ achievement of 2019 revenue target 2) one milestone payment of up to $7.5 million based on Condis’ achievement of 2020 revenue target Use of proceeds General corporate purposes which may include R&D, capital expenditures, working capital, and general and administrative expenses 3

Narrowed Focus on Platforms With High Growth Potential Maxwell transforming to a “Pure Play Energy Storage” technology company Automotive and grid energy storage markets represent high growth opportunities that will benefit from Maxwell’s disruptive technologies • Dry Battery Electrode (“DBE”) represents a significant long-term growth opportunity – multi-billion dollar Served Addressable Market (“SAM”) • Energy Storage (“ES”) represents a sustainable growth opportunity – 2022 SAM of $1.35 billion Transaction provides sufficient capital to invest in growth of ES and DBE product lines • DBE strategic partnership pipeline is advancing while technology is being readied for market at production-level scale • Rapidly growing interest in Maxwell’s ES solutions as global pipeline has grown 3x YOY • Largest “Auto” market Energy storage opportunity pipeline in company history 4

Dry Battery Electrode: Transformational Battery Technology Enabling Electric Vehicle Megatrend Proof of Concept Complete; >300 Wh/kg Milestone • >10% advantage over wet; saves $200-$1000 per Battery Electric Vehicle Strategic Partnerships for Scale Up & Commercialization • State-of-the-art, low-cost manufacturing capabilities • Path to >350 Wh/kg at <$100 cost per kWh by early 2020s Increasing Investments for Breakthrough Innovation • Eliminate first cycle loss; enable >500 Wh/kg & solid state Unlocking Significant Value for Customers, Partners & Shareholders 5

Energy Storage: Transportation Gaining Momentum in Target Markets Automotive • Largest opportunity pipeline in company history Significant Long-Term • Geely/Volvo first large-scale auto design-in Autonomous Driving o Initial opportunity of $100M lifetime revenue Opportunities o Designed into 5 mild-hybrid & plug-in hybrid Start Stop, eActive Suspension vehicles Peak and Back-up Power o Production expected late 2019 Rail LCAP Production • China to add 900 trams/year from 2019 to 2020 and Ramp growing thereafter • 640 km rail track to be constructed by 2020 Opportunity • CRRC-SRI mass production facility expected to ramp-up Onboard Rail Expanding 2nd half of 2019, MXWL exclusive electrode supplier Wayside Rail Electrification in Automotive and Rail Expected to Drive Sustainable Growth 66

Energy Storage: Grid

Gaining Momentum in Target Markets

Grid Energy Storage


Grid Stabilization
Microgrids

First Large-Scale Project

Near-Term Microgrid



- Grid Cell Pack & Energy Storage System launched June 2018
- **Siemens Transmission Solutions'** global grid stabilization, utility-scale solution design-in

Wind


Electric Pitch Control
Battery Retrofit System

Foundational Base

Industry-Leading Portfolio



- Battery Retrofit System launched 2018
- 500 retrofit system turbine installations in 2018; 20,000 Wind Turbine opportunity in U.S. alone
- Experiencing strong market acceptance for both retrofitting & repowering of existing wind turbines

Significant New Product Traction Expected to Drive Incremental Growth

7

No Change To Growth Strategy Laser focus on revenue growth in Energy Storage product line over the coming years Advance strategic collaboration discussions with potential DBE partners Continue to invest in R&D, focus on control of expenditures and generating efficiencies while managing resources for optimal positioning Continue to explore and evaluate all avenues of opportunity to improve shareholder value and Maxwell’s competitive position 8

Key Takeaways New capital enables continued investment in growth of DBE and ES product lines Allows Maxwell to aggressively pursue significant growth areas of automotive, grid, wind and rail Diversified growth opportunities in vehicle electrification and grid energy storage Compelling share price in advance of nearing inflection points for DBE and ES product lines in 2020 and beyond Creation of Pure Play Technology Company Dedicated to Power Energy Storage Systems 699

Thank You 10